                                                                      EXHIBIT 16

                                                         Item 24.b. Exhibit (16)

                               SECURITY ULTRA FUND
                               -------------------

A Shares
--------

Total Return from October 1, 1985, to September 30, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 /
9.18 = 108.9324 shares.


Ending value of initial investment at September 30, 1995, NAV price = 108.9324 shares x 8.20 = $893.25.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
128.635 shares x 8.20 = $1,054.81.

Total ending redeemable value:         893.25
                                   + 1,054.81
                                     --------
                                     1,948.06

Total Return:        1,948.06 - 1,000 = 948.06
                       948.06 / 1,000 = 94.81%


                 -----------------------------------------------


Calendar 1994        % change from previous year
                     = value at end of year...............    4,067
                     less value at beginning..............    3,798
                                                              -----
                                                               -269

Change                          -269
                                -----
Beginning Value                 4,067      =      -6.61%

                                                         Item 24.b. Exhibit (16)

                               SECURITY ULTRA FUND

B Shares
--------

Total Return from October 19, 1993, to September 30, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 8.30 = 120.4819 shares.


Ending value of initial investment at September 30, 1995, NAV price = 120.4819 shares x 8.11 = $977.11.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
20.8161 shares x 8.11= $168.82.

Contingent deferred sales charge = $1,000 x .04 = $40.00.

Total ending redeemable value:       977.11
                                     168.82
                                   + (40.00)
                                     -------
                                   1,105.93

Total Return:        1,105.93 - 1,000 = 105.93
                      -105.93 / 1,000 = 10.59%


                 -----------------------------------------------


Calendar 1994        % change
                     = value at end of year...............      941
                     less value at beginning..............    1,008
                                                              -----
                                                                -67

Change                           -67
                                -----
Beginning Value                 1,008      =      -6.6%

                                                         Item 24.b. Exhibit (16)

                           Average Annual Total Return
                             For Security Ultra Fund

Total Return of Security Ultra Fund as of September 30, 1995, (according to the Form N-1A calculation).

A Shares
--------

1.     Average total return for 1 year                    =    15.57%
                                                               =====
               1000 (1+T)1                                =    1,155.75
                    (1+T)1                                =    1.15575
                     1+T                                  =    1.15575
                       T                                  =    .15575

2.     Average total return for 5 years                   =    17.87%
                                                               =====
               1000 (1+T)5                                =    2,275.03
                    (1+T)5                                =    2.27503
                   ((1+T)5) 1/5                           =    2.27503 1/5
                     1+T                                  =    1.1787
                       T                                  =    .1787

3.     Average total return for 10 years                  =    6.90%
                                                               ====
               1000 (1+T)10                               =    1,948.05
                    (1+T)10                               =    1.948.05
                   ((1+T)10) 1/10                         =    1.948.05 1/10
                     1+T                                  =    1.0690
                       T                                  =    .0690

B Shares
--------

1.     Average total return for 1 year with CDSC          =    16.53%
                                                               =====
               1000 (1+T)1                                =    1,165.31
                    (1+T)1                                =    1.16531
                     1+T                                  =    1.16531
                       T                                  =    .16531

2.     Average annual return since inception with CDSC    =    5.30%
                                                               ====
               1000 (1+T)1 19/20                          =    1,105.93
                   ((1+T)1 19/20) 20/39                   =    1.10593 20/39
                     1+T                                  =    1.05299
                       T                                  =    .05299